                   CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
                                AKTIENGESELLSCHAFT


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 1995, on our audit of the combined financial statements and schedules of the Henkel-Ecolab Joint Venture as of November 30, 1994, 1993 and 1992 and for the periods beginning December 1, 1993, 1992 and 1991 and ended November 30, 1994, 1993 and 1992 which report is included in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the heading Experts.



   Dusseldorf, Germany
   March 10, 1995



   KPMG Deutsche Treuhand-Gesellschaft
   Aktiengesellschaft
   Wirtschaftsprufungsgesellschaft


   /s/Dr. Kuhr                   /s/Haas
   Dr. Kuhr                      Haas
   Wirtschaftsprufer             Wirtschaftsprufer